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                                                                   EXHIBIT 5.1


                                     June 21, 2001


Sonus Networks, Inc.
5 Carlisle Avenue
Westford, MA 01886


Ladies and Gentlemen:

         We are acting as counsel to Sonus Networks, Inc., a Delaware corporation (the "COMPANY"), in connection with the Company's registration statement on Form S-3, File No. 333-61940 (as amended by Amendment No. 1 referred to below, the "REGISTRATION STATEMENT"), originally filed on May 31, 2001 with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), as amended by pre-effective Amendment No. 1 thereto filed with the Commission on the date hereof ("AMENDMENT NO. 1"), relating to the proposed public offering of up to $1,000,000,000 aggregate initial offering price of the following securities of the Company: (i) senior debt securities (the "SENIOR DEBT SECURITIES"),
(ii) subordinated debt securities (the "SUBORDINATED DEBT SECURITIES" and collectively with the Senior Debt Securities, the "DEBT SECURITIES"), (iii) shares of common stock, $0.001 par value per share (the "COMMON STOCK"), including shares of Common Stock that may be issuable upon conversion, redemption or repurchase of any Debt Securities or exercise of any Warrants (as defined below), (iv) warrants to purchase Debt Securities (the "DEBT WARRANTS"), and (v) warrants to purchase shares of Common Stock (the "COMMON STOCK WARRANTS" and collectively with the Debt Warrants, the "WARRANTS"). The Debt Securities, the Common Stock and the Warrants are herein referred to as the "REGISTERED SECURITIES". The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the "base" prospectus which forms a part of the Registration Statement (the "PROSPECTUS"), and as to be set forth in one or more supplements to the Prospectus that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the filing of the Registration Statement.

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June 21, 2001
Page 2

         As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any applicable document.

         For purposes of this opinion letter, we have assumed that:

         (i) the issuance, sale, amount, and terms of the Registered Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, the Amended and Restated By-laws of the Company as amended from time to time, and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

         (ii) any Senior Debt Securities will be issued pursuant to an indenture (each, a "SENIOR INDENTURE"), entered into by the Company and a duly qualified trustee (each, a "TRUSTEE"), substantially in the form of the form of indenture filed as
               Exhibit 4.2 to Amendment No. 1, and such Senior Debt Securities will be in the form of such Senior Debt Security contained in such Senior Indenture, and that, at the time any Senior Debt Securities are so issued, the related Senior Indenture will have been executed and delivered by, and will constitute a valid, binding, enforceable agreement of the Company and the applicable Trustee party thereto;

         (iii) any Subordinated Debt Securities will be issued pursuant to an indenture (each, a "SUBORDINATED INDENTURE"), entered into by the Company and a Trustee, substantially in the form of indenture filed as Exhibit 4.3 to Amendment No. 1, and will be in the form of such Subordinated Debt Security contained in such Subordinated Indenture, and that, at the time


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June 21, 2001
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               any Subordinated Debt Securities are so issued, the related
               Subordinated Indenture will have been executed and delivered by, and will constitute a valid, binding, enforceable agreement of the Company and the applicable Trustee party thereto;

         (iv) any Warrants will be issued under one or more valid, binding, and enforceable warrant agreements (each a "WARRANT AGREEMENT"), each to be between the Company and a financial institution identified therein as a warrant agent (each a "WARRANT AGENT"); and

         (v) any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Fourth Amended and Restated Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

         Each opinion set forth below is subject to the following general qualifications:

               (a) The enforceability of any obligation of the Company under the Debt Securities or otherwise may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of the Company under the Debt Securities or otherwise.

               (b) No opinion is given herein as to the availability of any specific or equitable relief of any kind or as to the enforceability of any particular contractual provision relating to remedies after default.

               (c) The enforcement of any rights of the holders of the Debt Securities and any Trustee may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (whether such enforcement is considered in a proceeding at law or in equity).

               (d) We express no opinion as to the enforceability of any particular provision of any of the Debt Securities constituting or relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or


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June 21, 2001
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         variations of provisions which are not capable of waiver or variation under Sections 1-102(3), 9-501(3), or other provisions of the Uniform Commercial Code of any applicable jurisdiction, (v) the grant of powers of attorney or proxies to any holders of the Debt Securities or any Trustee, (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vii) submission to binding arbitration, or (viii) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture".

               (e) No opinion is given herein as to the effect of usury laws or other laws regulating the maximum rate of interest which may be charged, taken or received of any jurisdiction. We express no opinion as to the enforceability or effectiveness of any so-called "usury savings clauses" or other provisions of the Debt Securities purporting to specify methods of, or otherwise assure, compliance with usury laws.

               (f) We note that, under the laws of the Commonwealth of Massachusetts, the remedies available in the Commonwealth of Massachusetts for the enforcement of the Debt Securities could be affected by any failure of any holders of Debt Securities or any Trustee to file, pursuant to Massachusetts General Laws Chapter 181,
         Section 4, where applicable, the certificates and reports with the Secretary of State of the Commonwealth of Massachusetts required of every foreign corporation doing business in the Commonwealth; and we also note that, under Article 13 of the New York Business Corporation Law, the remedies available in the State of New York for the enforcement of any Debt Securities could be affected by any failure of any holder of Debt Securities or any Trustee, if not organized in the State of New York but doing business in the State of New York, to become authorized to do so. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

               (g) No opinion is given herein as to the enforceability of any particular provision of any agreement or instrument, relating to indemnification under any securities or other laws or contribution in lieu of such indemnification.

         Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to (i) the internal, substantive laws of the Commonwealth of Massachusetts as applied by courts located in Massachusetts without regard to choice of law, (ii) the General Corporation Law of the State of Delaware as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws, and (iii) solely with respect to the Warrants and the Debt Securities, the internal, substantive laws of the State of New York as


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June 21, 2001
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applied by courts located in New York, in each case to the extent that the same may apply to or govern such transactions. We note that any Debt Securities will contain a provision stating that they shall be governed by, and construed in accordance with, the laws of the State of New York (the "CHOSEN-LAW PROVISION"). No opinion is given herein as to the Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the Debt Securities.

         To the extent that the obligations of the Company under any Senior Indenture or Subordinated Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee thereunder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

         To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         Based upon the foregoing, we are of the opinion that:

         1. Following effectiveness of the Registration Statement and due execution and delivery of a Senior Indenture by the Company and the Trustee named therein, the Senior Debt Securities registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against the full payment specified therefor in accordance with the terms of the Senior Indenture and the applicable underwriting agreement pertaining thereto as described in the Registration Statement, or (in the case of Senior Debt Securities acquired upon the exercise of Debt Warrants) when upon such exercise the Company (rather than the payment specified in an underwriting agreement)


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June 21, 2001
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shall have received the full payment of any specified additional consideration which is payable for such Senior Debt Securities pursuant to such Debt Warrants upon such exercise, will constitute binding obligations of the Company in accordance with their terms.

         2. Following effectiveness of the Registration Statement and due execution and delivery of a Subordinated Indenture by the Company and the Trustee named therein, the Subordinated Debt Securities registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against the full payment specified therefor in accordance with the terms of the Subordinated Indenture and the applicable underwriting agreement pertaining thereto as described in the Registration Statement, or (in the case of Subordinated Debt Securities acquired upon the exercise of Debt Warrants) when upon such exercise the Company (rather than the payment specified in an underwriting agreement) shall have received the full payment of any additional specified consideration which is payable for such Subordinated Debt Securities pursuant to such Debt Warrants upon such exercise, will constitute binding obligations of the Company in accordance with their terms.

         3. Following effectiveness of the Registration Statement, the shares of Common Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefore in accordance with the terms of the applicable underwriting agreement pertaining thereto as described in the Registration Statement, which shall not have a value not less than the par value thereof, or (in the case of Common Stock issued upon the exercise of Warrants) when, upon the exercise of the applicable Warrants, the Company (rather than the payment specified in an underwriting agreement) shall have received the full amount of any additional specified consideration which is payable for such Common Stock pursuant to such Warrants upon such exercise (which must have a value not less than the par value of the relevant Common Stock), will be validly issued, fully paid and nonassessable.

         4. Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor in accordance with the terms of the applicable underwriting agreement pertaining thereto as described in the Registration Statement, and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and a Warrant Agent, will be validly issued, fully paid and non-assessable.

         This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.


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June 21, 2001
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an "expert" within the meaning of the Securities Act.

                                                    Very truly yours,


                                                    /s/ Bingham Dana LLP
                                                    BINGHAM DANA LLP